Exhibit 10.1

 AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.             Basic Provisions (“Basic Provisions”).

1.1           Parties: This Lease (“Lease”), dated for reference purposes only July 12, 2012, is made by and between Leo Miller and Bernice E. Miller, as Co-Trustrees of the Miller Trust under the First Amended and Restated Miller Trust dated November 7, 1994 and The Klein Family Partnership, a California Limited Partnership (“Lessor”) and Bidz.com, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2           Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2400 Marine Avenue, Redondo Beach, located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) an approximately 30,000 square foot office building and an approximately 20,000 square foot warehouse building and the parking, landscaped and other areas at 2400 Marine Avenue. (“Premises”). (See also Paragraph 2)

1.3           Term: Five (5) years and three (3) and one-half months (“Original Term”) commencing September 15, 2012 (“Commencement Date”) and ending December 31, 2017 (“Expiration Date”). (See also Paragraph 3)

1.4           Early Possession: Upon full execution of lease, receipt of applicable funds and proof of applicable insurance (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5           Base Rent: $40,000.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing September 15, 2012. The balance of Base Rent for October 2012 in the sum of $20,000.00 plus the balance of the monthly payment of Real Property Taxes and Insurance premiums for October 2012 in the amount of $1,840.98, shall be paid on October 1, 2012. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6           Base Rent and Other Monies Paid Upon Execution:

(a)           Base Rent: $40,000.00 for the period September 15, 2012 through October 14, 2012.

(b)           Security Deposit: $120,000.08 (“Security Deposit”). (See also Paragraph 5)

(c)           Other: $3,681.96 for September 15, 2012 through October 14, 2012 property taxes and property insurance.

(d)           Total Due Upon Execution of this Lease: $163,681.96.

1.7           Agreed Use: General office and warehouse for an on-line auction company and related lawful uses. (See also Paragraph 6)

1.8           Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9           Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

/s/ SK
/s/ LM
/s/ BM	/s/ DZ
INITIALS	INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-9-3/06E

☒   CBRE, Inc. represents Lessor exclusively (“Lessor’s Broker”);

☒   Cushman and Wakefield of California, Inc. represents Lessee exclusively (“Lessee’s Broker”); or

☐    represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of under separate agreement or           % of the total Base Rent) for the brokerage services rendered by the Brokers.

1.10         Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by David Zinberg and Marina Zinberg (“Guarantor”). (See also Paragraph 37)

1.11         Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒   an Addendum consisting of Paragraphs 51 through 70 ;

☐    a plot plan deploting the Premises;

☐    a current set of the Rules and Regulations;

☐    a Work Letter;

☒   other (specify): Exhibit “A”, Guaranty.

2.             Premises.

2.1           Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease, Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2           Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, shall deliver the Premises with the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, in good operating condition on Start Date, that with structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Bullding”) free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said obigations exists as of the Start Date, or if one of such systems or elements should malfunction or fall within the appropriate obligation period, Lesser shall, as Lesson’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lesson’s expense. The obligation periods shall be as follows: (1) 6 months as to the HVAC systems, and (II) 90 days as to the remaining systems and other elements of the Building. If Lessee does not give Lesser the required notice within the appropriate obigatlon period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3           Compliance. Lessor warrants that to Lessor’s knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital

Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific, more burdensome and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to the result of a fraction, the numerator of which is he actual cost of the Capital Expenditure and the denominator of which is the reasonable life expectancy in months of the Capital Expenditure, Lessee shall pay interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of the term of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 30 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and falls to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, Hazardous Substance release pursuant to Paragraph 6.2, or modification to the Premises then, and in that event, Lessee shall either; (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense, Lessee shall not, however, have any right to terminate this Lease.

2.4.          Acknowledgements. Lessee acknowledges that: (a) It has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s Intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) It is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.             Term.

3.1           Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2           Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (other than the obligations to pay Real Property Taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3           Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor Is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4           Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of Insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of Insurance, Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.             Rent.

4.1.          Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2           Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.             Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or Incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the Initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear Interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.             Use.

6.1           Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessee shall not conduct activities on the Premises that will utilize, cause the presence of, or generate any Hazardous Substance, except Lessee may use office supplies customarily utilized in the ordering course of Lessee’s Agreed Use of the Premises and provided said supplies are utilized in strict compliance with all Applicable Requirements, Lessee shall not use the Premises in any manner for the storage of any Hazardous Substances except for the termporary storage in strict compliance with all Applicable Requirements of such office supplies as are used in the ordinary course of general office use and stored in the minimum quantities required and in strict compliance with Applicable Requirements. Other than guide, signal and seeing eye dogs not more than two (2) dogs each weighing thirty lbs or less, which dogs shall be personal pets of the individuals bringing the dog to the Premises., and not more than three (3) fish tanks not to exceed         gallons each, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles, Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 710 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use. Notwithstanding the foregoing, if the modification of the Agreed Use relates in any way to the handling of Hazardous Substances, Lessor shall have a reasonable period of time (not to exceed thirty (30) days) to review and approve the matter and to consult with environmental experts if Lessor so chooses.

6.2           Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances include, but are not limited to, toxic, flammable, reactive or hazardous chemicals, hydrocarbons, mold or fungi, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Notwithstanding anything in this Paragraph 6.2(a) to the contrary, Lessee shall not install any below or under ground storage tank or other subsurface structure (UST).

(b) Duty to Inform. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, or has migrated from the Premises, other than as previously consented to by Lessor, or if a Hazardous Substance at the Premises is or is alleged to be released to soll or groundwater, or into a drain or storm water system, or where it could reach soll or groundwater, or a drain or storm water system. Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to come to be located in, on under or about, or be spilled or released, to migrate from or to migrate to (if caused or contributed to by Lessee) the Premises (including through the plumbing, storm water control system or sanitary sewer system) (“Hazardous Substance Release”) in a manner which is inconsistent with Applicable Requirements, Lessee shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended by any regulatory agency with jurisdiction over the Premises, whether or not formally ordered or required, for the cleanup of any such Hazardous Substance Release. Lessee shall further have full responsibility for the remediation or repair of the Premises or neighboring properties, which is necesitated by any such Hazardous Substance Release. Lessee shall notify Lessor concerning the status and progress of all remedial activities and shall provide to Lessor a copy of any investigative reports, interim testing or monitoring, remediation reports or other documentation concerning all remedial activities. Lessee shall cooperate with Lessor with respect to any oversight activities reasonably requrested by Lessor in writing, including, but not limited to, split-sampling.

(d) Lessee Indemnification. Lessee shall Indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance Release (provided, however, that Lessee shall have no liability under this Lease with respect to any Hazardous Substance Release from adjacent properties not caused or contributed to by Lessee). Nothing in the foregoing is intended to limit or modify the indemnification set forth in paragraph 8.7 below. Lessee’s obligations shall include, but not be limited to, the effects of any Hazardous Substance Release for which Lessee is responsible under this Lease, including any claims of Injury to person, property or the environment and the cost of investigation, removal, remediation, restoration and/or abatement, and any related fees or penalties suffered by Lessor, Lessee’s obligations under this paragraph shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing.

(e) Lessor Indemnification. Lessor and its successors and assigns shall Indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees, Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, Including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (In which case Lessee shall make the Investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) Investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3           Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor”s written request, provide Lessor with copies of all permits and other documents, and other Information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or Involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4           Inspection; Compliance. Lessor and Lessor”s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice which notice shall be not less than 24 hours for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. Lessee shall have the right to accompany Lessor and/or Lessor’s lender in inspections and shall provide Lessor with the name of the person who will be accompanying Lessor or Lessor’s lender prior to such inspection. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority, in such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. in addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS). Hazardous Substances waste disposal records or other such documents to Lessor or Lessor’s consultant or agent upon request during any inspection hereunder, or to Lessor within 10 days of the receipt of a written request therefor.

7.             Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1           Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), 14 (Condemnation), and 55, Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (Intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (Interior and exterior) (as limited by Paragraph 7.2, below, concerning structural elements), foundations (as limited by Paragraph 7.2, below, concerning structural elements), ceilings, roofs (as limited by Paragraph 7.2, below,), roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (Including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. Lessee shall use reasonable care to maintain the Premises in a manner that prevents the occurrence of an infestation of mold or mildew in the Premises. To this and, Lessee shall keep the Premises free of dirt and debris that can harbor mold; promptly inform Lessor in the event that Lessee becomes aware of (i) any water intrusion, such as plumbing leaks, drips, or “sweating” pipes, and (ii) any significant mold growth onsurfaces inside the Premises; notify Lessor of overflows from bathroom or other facilities especially where the overflow may have permeated walls, cabinets or other fixtures; Lessee shall use all reasonable care to use ventilation fans in bathrooms and close all windows and other openings in the Premises to prevent outdoor water from penetrating into the interior building; Lessee shall clean and dry any visible moisture on windows, walls, and other surfaces as soon as reasonably possible. Lessee shall be responsible for the remediation of any condition causing mold to form and the cleanup of any mold or fungus caused by or arising out of the negligent or intentional act of Lessee, its officers, directors, shareholders, contractors, agents, guests or invitees, or the failure of Lessee to comply with its obligations under this Lease.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers, and (vii) basic utility feed to the perimeter of the Building, However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under tills Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2           Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), and exceprt as herein provided it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Notwithstanding the foregoing, except for repairs and maintenance caused by the negligent or intentional misconduct of Lessee, its agents, contractors or employees, a Default by Leases, or triggered by any Alterations on Utility Installations made vy Lessee, Lessor shall be responsible for any repairs to the structural elements of the Premises and, until a new roof covering is placed on either building of the Premises, as to said building, Lessor, at its sole cost and expense, shall maintain the roof in water tight condition.

7.3           Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent which shall be granted or denied within 5 business days of Lessor’s receipt or a request for approval thereof and related documentation. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year, Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Promises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4           Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not later than 60 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.             Insurance; Indemnity.

8.1           Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2           Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $42,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the insurance Service Organization’s “Additional insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(les) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3           Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an insured Loss.

(b) Rental Value. The insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4           Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5           Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6           Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7           Indemnity. Except for Lessor’s negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its partners, trustees, beneficiaries, agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee, or Lessee’s employees, agents, contractors, guests, invitees or any other person in or about the Premises. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8           Limitation of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease-by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom, instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9           Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.             Damage or Destruction.

9.1           Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises, or in soil or groundwater, or in a drain or storm water system, or where a Hazardous Substance could reach soil or groundwater, or a drain or storm water system, which requires investigation, repair, remediation, or restoration under Applicable Requirements. Hazardous Substance Condition shall include a Hazardous Substance Release.

9.2           Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs, in the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost Insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect, if such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 4030 days thereafter to; (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some Insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3           Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (In which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.

Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available, if Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4           Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5           Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee falls to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6           Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning, of the actual work on the Premises, whichever first occurs.

9.7           Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then entitled to be, used by Lessor.

10.           Real Property Taxes.

10.1         Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee; and/or penalty or interest on any of the foregoing imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a Jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2         Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3         Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4         Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.           Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.           Assignment and Subletting.

12.1         Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which shall be granted or denied within 7 business days of receipt of a request thereafter and all appropriate documentation.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange or on Nasdaq, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c).

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2         Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach,

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting,

(d) In the event of any Default or Breach by Lessee or any assignee or Subleesee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, Including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request, Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3         Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly Incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent, in the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.           Default; Breach; Remedies.

13.1         Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period;

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee.

(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 5 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed; (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease. Provided, however, the occurrences set forth in subsections (i), (ii), or (iii) shall not constitute a Breach if Lessee, within sixty (60) days of said occurrence, provides Lessor with a substitute guarantor(s) reasonably acceptable to Lessor.

13.2         Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach;

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3         Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4         Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

13.5         Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6         Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.           Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.           Brokerage Fees.

15.1         Omitted.

15.2         Omitted.

15.3         Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.           Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.           Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.           Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof. In the event of any finding of invalidity, the invalid portion of this Agreement shall be renegotiated so as to give effect to the original intent of the parties to the maximum extant permissible under law. Other portions of this Agreement shall remain unaffected, except to the extent that modification is necessary for consistency with renegotiated terms.

19.           Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.           Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.           Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.           No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.           Notices.

23.1         Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses and facsimile numbers noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to Leven & Seligman, LLP, Attn: Robert Z. Seligman, Esq.,, 1801 Century Park East, Suite 1460, Los Angeles, California 90067, Facsimile Number: (310) 279-5901, and such other party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2         Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mall. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.           Waivers.

(a)           No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)           The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by

Lessor at or before the time of deposit of such payment.

(c)           THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.           Omitted.

26.           No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. See Addendum Paragraph 59.

27.           Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.           Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.           Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.           Subordination; Attornment; Non-Disturbance.

30.1         Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2         Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3         Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4         Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.           Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.           Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after not less than 24 hours prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary of desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. Lessee shall be able to have an authorized person accompany Lessor and/or Lessor’s agents and Lessee shall Inform Lessor who, if anyone, will be accompanying Lessor and/or Lessor’s agents prior to said entry.

33.           Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.           Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent, All signs must comply with all Applicable Requirements.

35.           Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.           Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) Incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.           Guarantor.

37.1         Execution. The Guarantors, if any, shall each execute a guaranty in the form attached hereto as Exhibit “A”, and each such Guarantor shall have the obligations as set forth in the Guaranty.

37.2         Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.           Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.           Omitted.

40.           Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41.           Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.           Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or Joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee, Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.           Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44.           Authority; Multiple Parties; Execution.

(a)        If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)        If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)        This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.           Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.           Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.           Amendments. This Lease may be modified only in writing, signed by the Parties in Interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.           Waiver of Jury Trial. TO THE EXTENT ALLOWED BY APPLICABLE LAW. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.           Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

50.           Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. Lessor represent that it has no actual knowledge of any violation of ADA at the Premises. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises In order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES, THE PARTIES ARE URGED TO:

1.              SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.     RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

[SIGNATURES ON THE NEXT PAGE]

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:			Executed at:	Culver City, CA
On:	July , 2012		On:	July 31, 2012

By LESSOR:			By LESSEE:
Bidz.com, Inc.
a Delaware corporation
See signature page attached hereto
By:			By:	/s/ David Zinberg
Name Printed:			Name Printed:	David Zinberg
Title:			Title:	CEO
By:			By:
Name Printed:			Name Printed:
Title:			Title:
Address:	2121 Century Woods Way,		Address:
Los Angeles, California 90067
Telephone:	(310)	551-1908	Telephone:	( )
Facsimile:	(310)	551-0584	Facsimile:	( )
Federal ID No.			Federal ID No.

BROKER:			BROKER:

Attn:			Attn:
Title:			Title:
Address:			Address:

Telephone:	( )		Telephone:	( )
Facsimile:	( )		Facsimile:	( )
Federal ID No.			Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

SIGNATURE PAGE TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE- TENANT LEASE-NET DATED, FOR REFERENCE PURPOSES ONLY, JULY 12, 2012 FOR 2400 MARINE AVENUE, REDONDO BEACH, CALIFORNIA

“Lessor”

The Miller Trust under the First Amended

and Restated Miller Trustee Dated

November 7, 1994

By:	/s/ Leo Miller
Leo Miller, as Co-Trustee

By:	/s/ Bernice E. Miller
Bernice E. Miller, as Co-Trustee

The Klein Family Partnership,

A California limited partnership

By:	/s/ Stanley Klein

Stanley Klein, as Trustee of the Stanley Klein

Trust Under Declaration of the Trust Dated

August 17, 1990

Its: General Partner

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET DATED, FOR REFERENCE PURPOSES ONLY, July 12, 2012, BY AND BETWEEN LEO MILLER AND BERNICE E. MILLER, AS CO-TRUSTEES OF THE MILLER TRUST UNDER THE FIRST AMENDED AND RESTATED MILLER TRUST DATED NOVEMBER 7, 1994 AND THE KLEIN FAMILY PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP (LESSOR) AND BIDZ.COM, INC, A DELAWARE CORPORATION (LESSEE) FOR THE PROPERTY LOCATED AT 2400 MARINE AVENUE, REDONDO BEACH, CALIFORNIA 90278. THE PROMISES, COVENANTS, AGREEMENTS AND DECLARATIONS MADE AND SET FORTH IN THIS ADDENDUM ARE INTENDED TO AND SHALL HAVE THE SAME FORCE AND EFFECT AS IF SET FORTH AT LENGTH IN THE BODY OF THE LEASE. THE TERMS HEREIN, IF DEFINED IN THE BODY OF THE LEASE, SHALL HAVE THE SAME MEANING AS SET FORTH IN THE BODY OF THE LEASE. THE PARTIES INTEND AND AGREE THAT THE PROVISIONS OF THIS ADDENDUM SHALL SUPPLEMENT AND SUPERSEDE ANY INCONSISTENT OR CONFLICTING PROVISIONS OF THE LEASE AND ARE AS FOLLOWS:

51           MODIFICATION OF BASE RENT:

The Base Rent set forth in Paragraph 1.5 of the Lease shall be increased as follows:

A. Commencing October 1, 2013, the Base Rent shall be $42,500.00 per month;

B. Commencing October 1, 2014, the Base Rent shall be $45,000.00 per month;

C. Commencing October 1, 2015, the Base Rent shall be $48,500.00 per month;

D. Commencing October 1, 2016, the Base Rent shall be $51,000.00 per month; and,

E. Commencing October 1, 2017, the Base Rent shall be $52,500.00 per month.

52.          BASE RENT ABATEMENT:

The Base Rent due and payable under this Lease shall be abated for the periods, November 1 through December 31, 2012 and for the period October 1 through October 31, 2013 as and when the same becomes due. Lessee understands and agrees that the Base Rent abatements set forth in this paragraph 51 are Inducement Provisions as defined in paragraph 13.3 of the Lease.

53.          POSSESSION OF WAREHOUSE PORTION OF PREMISES:

Lessee acknowledges that it is aware that the approximately 20,000 square foot warehouse portion of the Premises is currently occupied by DSD Container Freight Station, Inc. (“DSD”). DSD occupies the warehouse as a month to month tenant. Within two (2) business days of the complete execution of this Lease, Lessor shall deliver to DSD a thirty (30) day notice of termination of the DSD lease of the warehouse portion of the Premises. Accordingly, such

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portion of the Premises may not be available for occupancy by Lessee upon the Commencement Date of the Lease. In the event that DSD does not vacate and surrender the warehouse portion of the Premises to Lessor, Lessor agrees to use commercially reasonable efforts to enforce its rights to possession of the warehouse portion of the Premises against DSD, including, institution of legal proceedings. Until such time as the warehouse portion of the Premises is made available to Lessee, the Base Rent payable under this Lease shall be reduced by $10,000.00 per month. Nothing in this paragraph is intended to modify the abatement provisions set forth in paragraph 51, above. The provisions of paragraph 3.3 of the Lease shall be applicable to this delay in possession of a portion of the Premises, provided, however, the time of delivery of possession of the warehouse portion of the Premises shall be modified to be one hundred twenty (120) days. Lessor shall provide written notice to Lessee as such time as the warehouse portion of the Premises available for occupancy by Lessee and the Base Rent reduction referenced above shall terminate as of said date.

54.          AS — IS Condition:

Except as otherwise set forth in this Lease, the Premises are delivered to Lessee in its “AS-IS”, “WHERE-IS” condition. It is expressly understood and agreed to by Lessee, that Lessee, at its sole cost and expense, shall make any and all changes, modifications, repairs and alterations to the Premises, if necessary, to place it in compliance with any Applicable Requirements (“Code Compliance”), including, but not limited to, the Americans With Disabilities Act and any other law, statute, ordinance or directive concerning or relating to accessibility within, in or to the Premises, which is required, arises out of, or is incurred as a result of or because of: (i) the particular use of the Premises by Lessee (as opposed to occupancy or use of the Premise by any tenant); (ii) Lessee undertaking any Alterations, installation of Trade Fixtures or any Utility Installations; (iii) the negligence or willful misconduct of Lessee, its employees, agents, contractors, guests or invitees; (iv) the matters set forth in paragraph 6.2(c) of the Lease; or, (v) a Default by Lessee under this Lease.

55.          LESSEE’S COOOPERATION:

Lessee agrees to cooperate with Lessor to facilitate Lessor’s compliance with its obligations under paragraphs 2.2, 2.3, 7.2, 9, and 14 of this Lease, including by way of example, removal by Lessee of all items of personal property, fixtures and trade fixtures from those portions of the Premises designated by Lessor. If Lessee fails to remove such items from those portions of the Premises designated by Lessor within ten (10) calendar days after written notice is delivered to Lessee to do so, Lessor shall have the right to enter upon the Premises to effect such removal, at Lessee’s expense, and Lessor shall not be liable to Lessee in any manner whatsoever as a result of such removal or the manner of effecting same. In connection therewith, Lessor shall make all repairs and/or replacements in a manner that, to the extent reasonable and practicable, does not interfere with the conduct of Lessee’s business. Lessor shall be able to undertake such repairs during normal business hours. Lessor shall not be liable in any manner whatsoever to Lessee for damage, loss or injury resulting from the work performed on the Premises by Lessor or Lessor’s contractors provided that Lessor uses due care to avoid damage to Lessee’s personal property or bodily injury. Except in the event of Lessor’s gross negligence

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or willful misconduct, Lessor shall not be liable for Lessee’s loss of business or reduction of income by reason of such modification or reconstruction by Lessor.

56.          PARKING: Paragraphs 1.2b and 2.6 of the Lease are amplified as follows:

The maintenance, repair, washing, waxing or cleaning of vehicles in parking space(s), parking lot(s), or other common area(s) is prohibited.

Only “Operable Vehicles” shall be allowed in the parking area. Operable Vehicles are vehicles which are in good working order and in a non-derelict or non-vandalized condition. For illustration, vehicles with flat tires, leaks, inoperable engines, or broken windows shall not be allowed in the parking area.

Lessee shall use parking spaces for the sole purpose of parking. Storage (including but not limited to boats, trailers, crates, tools, equipment, and/or merchandise) is prohibited except in areas designated by Lessor for such use.

Lessee shall not assign or sublet parking.

Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor shall not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

57.          INSURANCE AMPLICATION:

A.            Paragraph 8.2 of the Lease is modified by adding the following: Lessor may require from time to time that Lessee increase the limits of coverage provided hereunder to an amount which is commercially reasonable and consistent either with the increased risks attendant to the perils covered by such policy or increased levels of coverage generally required by landlords for comparable properties and/or comparable uses of the Premises.

B.            Paragraph 8.3 of the Lease is modified by adding the following: If coverage is available, the policies referenced in paragraph 8.3(a) shall include coverage for any modifications and/or upgrades required or arising as a result of any building codes, ordinances or laws regulating the construction, reconstruction, maintenance, repair and demolition of buildings or other structures.

58.          ASSIGNMENT OR SUBLETTING:

A.            Notwithstanding anything to the contrary set forth in paragraph 12.1, Lessee, without Lessor’s prior written consent, may assign this Lease to Glendon Group, Inc., in connection with any merger, sale of the stock or assets of Lessee, provided, however, within thirty (30) days of the completion of such transaction, Lessee shall notify Lessor of the occurrence thereof and deliver to Lessor a copy of the assignment of Lease which shall include an acceptance of the assignment by Glendon Group, Inc., and the

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assumption of all covenants, duties and obligations of Lessee under the Lease regardless of when arising. In addition, Guarantors shall deliver to Lessor an acknowledgment that the guaranty remains in full force and effect and also guaranties the obligations of Glendon Group, Inc., as assignee of Lessee, Nothing in the forgoing intended to limit the provisions of paragraph 12.2 of the Lease.

B.            Notwithstanding anything to the contrary set forth in paragraph 12.1, in connection with an assignment to Glendon Group, Inc., as provided in A, above, Glendon Group, Inc. may sublet the Premises to Lessee, without Lessor’s prior written consent, provided, however, within thirty (30) days of the completion of such transaction, Lessee shall notify Lessor of the occurrence thereof and deliver to Lessor a copy of the sublease which shall include an acceptance of the sublease by Lessee, and an acknowledgement of the continuing obligation of Lessee to perform all covenants, duties and obligations of Lessee under the Lease regardless of when arising. In addition, Guarantors shall deliver to Lessor an acknowledgment that the guaranty remains in full force and effect and also guaranties the obligations of Lessee, as sublessee under the Lease. Nothing in the forgoing intended to limit the provisions of paragraph 12.2 of the Lease.

C.            The following sentence is added to paragraph 12.2(e): Lessee shall also pay reasonable attorneys fees and costs incurred by Lessor in connection with the proposed assignment or sublease.

D.            The following paragraph is added as paragraph 12.2(h) to the Lease:

12.2(h) Except for any consideration provided to Lessee in connection with the sale of its business, fifty percent (50%) of any rental or other consideration agreed to by an assignee, sublessee, or transferee of Lessee’s interest, whether or not Lessor has given its consent, in excess of the rentals provided for in this Lease (“Transfer Premium”) shall be for the benefit of and shall be paid to Lessor by Lessee in increments as and when received by Lessee under the assignment, sublease or transfer and shall be deemed additional rent due under this Lease. In the event Lessee sublets a portion of the Premises, the determination of the additional sums due shall be made by apportioning the Base Rent on a square footage basis. Notwithstanding the forgoing, no Transfer Premium shall be payable until Lessee has offset against the excess rental and other consideration paid by the assignee, sublessee or transferee any reasonable leasing commissions paid by Lessee and any other out-of-pocket expenses attributable to the assignment or sublease.

59.          MAINTENANCE:

Paragraphs 7.1 and 7.2 of the Lease are modified as follows: Notwithstanding anything to the contrary contained in paragraphs 7.1 and\or 7.2 of the Lease, Lessee acknowledges and agrees that it, at its sole cost and expense, shall repair any and all damage, modifications, maintenance or repairs relating to, arising out of or caused by any negligent or intentional act or omission of Lessee, its agents, employees, guests, or invitees, to the Premises, or any portion

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thereof, or any repairs or modifications required as a result of Lessee’s Default under this Lease, Alterations or Utility Installations.

60.                               MONTHLY PAYMENT OF REAL PROPERTY TAXES AND INSURANCE PREMIUM:

In lieu of the payment procedure concerning Insurance premiums set forth in Paragraph 8.1 of the Lease and in conformance with the provisions authorizing advance installment payments of Real Property Taxes set forth in paragraph 10.2 of the Lease, Lessee shall pay an estimate of the annual Insurance premiums and the Real Property Taxes monthly along with its payment of Base Rent. The initial monthly advance payment for Real Property Taxes and Insurance Premiums payable to Lessor shall be $3,681.96. In addition, Lessee shall pay Lessor, upon demand, any additional amount necessary to pay such obligations when due. The monthly advance payments set forth above, may be adjusted by Lessor from time to time, upon notice to Lessee, to reflect any change in the Insurance Premiums and/or the Real Property Taxes and to cause a large enough fund to be held by Lessor to fully discharge the Real Property Tax obligation and the Insurance Premiums when due. The forgoing is intended to set forth the understanding between Lessor and Lessee that monthly advance payments as set forth above shall be required by Lessor. It is intended that the Lessor’s option set forth in paragraph 10.2 apply to Insurance premiums as well as Real Property Taxes and that the forgoing provisions set forth the requirement that monthly payments in advance of Real Property Taxes and Insurance Premiums be made in conformance with said paragraph 10.2 and that all the terms and conditions contained therein shall apply to all monies deposited pursuant to this paragraph.

61.          CONDEMNATION:

Paragraph 14 of the Lease is augmented as follows: Lessee will not have any claim or be entitled to any award for diminution in value of its rights under this Lease or for the value of any unexpired term of this Lease; however, Lessee may make its own claim for any separate award that may be made by the condemnor for Lessee’s loss of business or for the taking of or injury to Lessee’s improvements, or on account of any cost or loss Lessee may sustain in the removal of Lessee’s trade fixtures, equipment and furnishings or as a result of any alterations, modifications or repairs that may be reasonably required by Lessee in order to place the remaining portion of the Premises not taken in a suitable condition for the continuance of Lessee’s occupancy.

If this Lease is terminated pursuant to the provisions of paragraph 14 of the Lease, then all rentals and other charges payable by Lessee to Lessor under this Lease will be paid to the date of the taking or the date Lessee ceases operations at the Premises, whichever is later, and any rentals and other charges paid in advance and allocable to the period after the date of the taking or the date Lessee ceases operating at the Premises, whichever is later, will be repaid to Lessee by Lessor.

62.          SIGNS AND AWNINGS:

Paragraph 34 of the Lease is amplified as follows: The placement of any sign, lettering, marquee or awning in, on or about the Premises shall be at Lessee’s sole cost and expense. Lessee shall have the right to erect building top (but not roof top) signage. Any sign, including,

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but not limited to, building top signage, lettering, marquee, awning or display approved by Lessor or allowed herein without Lessor’s approval shall only be installed upon the Lessee obtaining any and all appropriate and necessary permits from the appropriate governmental entity and/or agency and shall be otherwise in compliance with all applicable government codes, ordinances, statutes, and regulations and subject to the provisions of Paragraph 7 of this Lease. Lessee shall remove, repair or replace any awnings, marquees, signs, lettering, window shades or draperies previously permitted by Lessor or allowed under this Lease without permission whenever Lessor shall notify Lessee that such removal, repair or replacement is advisable to promote a well-kept appearance upon the Premises. Notwithstanding the foregoing, Lessor’s right to require removal during the Lease term of any of the items set forth in the foregoing sentence which installation was pre-approved by Lessor shall be limited to those pre-approved items which Lessee has failed to maintain and keep in good condition and repair. All sign(s) and lettering of Lessee shall be removed by Lessee by the end of the last day of the Term or earlier termination date and all damage occasioned by the installation, maintenance and/or removal of Lessee’s signs and/or lettering shall be repaired by Lessee, at its sole cost and expense, promptly upon the occurrence thereof. Lessor shall have the right to require the removal of all awnings and marquees at the end of the Term or earlier termination of date and all damage occasioned by the installation, maintenance and/or removal of all awnings and/or marquees shall be repaired by Lessee, at its sole cost and expense, promptly upon the occurrence thereof. Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, losses, damages, liability, costs and expenses, including reasonable attorney’s fees, arising out of or relating to any sign, awning, marquee or lettering.

63.          HOLDING OVER:

Paragraph 26 of the Lease is modified by adding the following:

If Lessee holds over after the expiration or earlier termination of this Lease, the same shall be a tenancy at sufferance terminable at any time, and Lessee shall be liable to Lessor for, and Lessee shall indemnify, protect, defend, by counsel selected by Lessee and approved by Lessor, in his reasonable discretion, and hold Lessor harmless from and against all liabilities, losses, costs, expenses or claims actually suffered or incurred by Lessor due to such holdover and which Lessor could not reasonably avoid, including damages and costs related to any successor tenant of the Premises to whom Lessor could not deliver possession of the Premises when promised. All of the other terms and conditions of this Lease shall be applicable during any holdover period, with or without the consent of Lessor, except that Lessee shall pay to Lessor from time to time upon demand, as Base Rent for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Base Rent payable for the month immediately preceding the holdover computed on a daily basis for each day of the holdover period. Notwithstanding the preceding sentence, Lessor agrees that the Base Rent during the first two (2) months of an hold over shall be the Base Rent payable for the month immediately preceding the termination of expiration or earlier termination of the Lease. No holding over by Lessee, whether with or without consent of Lessor shall operate to extend this Lease. The preceding provisions of this Paragraph 62 shall not be construed as Lessor’s consent to any holding over by Lessee.

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64.          CONTINUOUS OPERATION:

Lessee agrees that Lessor has deemed the continuous operation of Lessee’s business at the Premises during the term of this Lease as vital for maintaining the valuation of the Premises. Therefore, Lessee agrees that if there is any abandonment of, or cessation of business by Lessee at, the Premises, then in any such event Lessor may terminate this Lease and avail itself of all remedies desirable to Lessor. Notwithstanding anything to the contrary contained in this Paragraph 63, the obligation set forth above for continuous operations shall exclude holidays, vacation periods and weekends. The violation of this Paragraph 63 by Lessee shall constitute a Breach of this Lease.

65.          LIMITATION OF LESSEE’S OBLIGATION REGARDING REAL PROPERTY TAXES:

Notwithstanding anything to the contrary contained in the Lease, during the period terminating on September 30, 2015, Real Property Taxes shall not include any increase on or after the Commencement Date of this Lease in any tax, levy, assessment or charge which is categorized as Real Property Taxes as defined in paragraph 10.1 of this Lease, imposed by reason of or arising from a “Change in ownership” as defined in Part 0.5, Chapter 2 of the Revenue and Taxation Code of the State of California. Lessee acknowledges that the protection providing in this paragraph 65 is not applicable to Real Property Taxes covering the period of time commencing October 1, 2015 and thereafter which Real Property Taxes shall include any increase imposed by reason of or arising from a “Change in ownership” prior thereto.

66.          MEMORANDUM OF LEASE:

At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording in the form requested by Lessor.. In no event shall this Lease be recorded and if Lessee records this Lease in violation of the terms hereof, in addition to any other remedy available to Lessor upon Lessee’s Default, Lessor shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum of lease is recorded, on the expiration of the Term Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quitclaiming to Lessor all right, title and interest of Lessee in and to the Premises by reason of this Lease or otherwise.

67.          CONFIDENTIALITY:

Lessor and Lessee acknowledges and agrees that as a material condition of this Lease, the negotiations preceding the execution of this Lease, the content of this Lease and any related documents are confidential information and shall remain strictly private. Lessor and Lessee shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Lessor’s or Lessee’s financial and legal representatives, real estate or business brokers, insurers, current or prospective lenders, prospective purchasers, potential investors, shareholders, actual or prospective business alliances or otherwise in connection with the marketing of the Premises, or otherwise required to be

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disclosed by applicable law. The forgoing restriction as to confidential information shall not apply information which is otherwise public information nor shall it apply to any proceeding in connection with a Default or Breach of this Lease or otherwise to enforce the terms of this Lease. The forgoing restriction shall survive the termination of this Lease for a period of one (1) year.

68.          FORCE MAJEURE:

Except as otherwise specifically provided herein, in any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, or other caused beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time, or a “reasonable time”.

69.          REDUCTION OF SECURITY DEPOSIT:

Provided that Lessee is not then in Default under the terms of this Lease, Lessor shall utilize and apply Forty Thousand Dollars ($40,000) of the Security Deposit as partial payment of the Base Rent due from Lessee for October, 2014 and Lessee shall pay Lessor the balance of the Base Rent for October, 2014 which balance equals Five Thousand Dollars ($5,000.00). Upon the application of Forty Thousand Dollars ($40,000) towards the Base Rent for October, 2014, the Security Deposit shall equal Eighty Thousand Dollars ($80,000.00).

70.          RIGHT OF FIRST OFFER TO PURCHASE:

If at any time during the Original Term (or any extended Term, if applicable), Lessor desires to sell the Premises to an unrelated third party, Lessor agrees to give written notice thereof to Lessee (“Sale Notice”) which Sale Notice shall set forth the purchase price which is acceptable to Lessor. Lessee shall have ten (10) business days from the giving of the Sale Notice to negotiate with Lessor as to a purchase price. In the event that Lessor and Lessee are able to reach an understanding as to a purchase price within the ten (10) business day period, which understanding is evidenced by a written non-binding letter of intent executed by both Lessor and Lessee within this ten (10) business day period (“Letter of Intent”), then Lessee shall have ten (10) business days to negotiate with Lessor as to the terms and conditions of a sale by Lessor to Lessee of the Premises. In the event that Lessor and Lessee are unable to come to a mutually acceptable agreement concerning the purchase of the Premises by Lessee, which agreement is evidenced by an executed written purchase and sale agreement, within the ten (10) business day period set forth above (in the event a Letter of Intent is timely executed), except as hereinafter set forth, Lessor shall be able to sell the Premises at any time thereafter to any person or entity upon any terms and conditions acceptable to Lessor. Provided, however, in the event that Lessor thereafter determines that it would sell the Premises to an unrelated third party for a purchase price which is less than ninety percent (90%) of the purchase price set forth in the previous Sale Notice, Lessor shall give a new Sale Notice to Lessee and the provisions set forth above shall again apply. Lessee’s rights hereunder shall terminate upon the expiration of the Original Term (or extended Term, if applicable) or any earlier termination of this Lease. Lessee’s rights hereunder shall terminate upon the termination of any escrow between Lessor and Lessee

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without the purchase of the Premises by Lessee. It is expressly understood and agreed to by Lessee, that its rights granted hereunder shall not apply to any sale or transfer of all or a portion of the Premises, by Lessor, or any Co-Owner comprising Lessor, to each other, or to a member of the Immediate Family of any Co-Owner comprising Lessor, or any limited or general partner of a Co-Owner, whether outright or to a trust of which a member(s) of the Immediate Family is a Beneficiary or to an entity controlled by or under common control with any of the foregoing, including the current Lessor. “Immediate Family” shall mean the spouse, children, grandchildren or other issue of Co-Owner or the current beneficiary or trustee of a Co-Owner.

LESSOR:

THE MILLER TRUST UNDER THE FIRST AMENDED
AND RESTATED MILLER TRUST DATED NOVEMBER 7, 1994

By:	/s/ Leo Miller
LEO MILLER, AS CO-TRUSTEE

By:	/s/ Bernice E. Miller
BERNICE E. MILLER, AS CO-TRUSTEE

THE KLEIN FAMILY PARTNERSHIP,
A CALIFORNIA LIMITED PARTNERSHIP

By:	/s/ Stanley Klein
STANLEY KLEIN, AS TRUSTEE OF THE
STANLEY KLEIN TRUST UNDER
DECLARATION OF TRUST DATED AUGUST 17, 1990
ITS: GENERAL PARTNER

LESSEE:

BEDZ.COM, INC.,
A DELAWARE CORPORATION

By:	/s/ David Zinberg
	Its:	CEO

By:
Its:

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EXHIBIT “A”

GUARANTY

The undersigned (collectively, “Guarantor”), as a material inducement to and in consideration of the execution by Leo Miller and Bernice E. Miller, as Co-Trustees of The Miller Trust under the First Amended and Restated Miller Trust dated November 7,1994 and The Klein Family Partnership, a California limited partnership (collectively, “Lessor”), of that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the “Lease”) of even date herewith between Lessor and Bidz.com, Inc., a Delaware corporation (“Lessee”), for the real property located at 2400 Marine Avenue, Redondo Beach, California 90278 (“Premises”) hereby agrees as follows:

1.             Guarantor hereby unconditionally guarantees the performance of, and unconditionally promises to perform, all of the obligations (including, without limitation, indemnity obligations) of Lessee under the Lease and any and all extensions and modifications thereof, including, but not limited to, the obligation to pay Rent thereunder (the “Guarantied Obligations”).

2.             In such manner, upon such terms and at such times as Lessor shall deem best, and without notice to or the consent of Guarantor, or either of them, Lessor may alter, compromise, extend or change the time or manner for the performance of any obligation hereby guaranteed, substitute or add any one or more guarantors, accept additional or substituted security for the performance of any such obligation, or release or subordinate any security therefor, any and all of which may be accomplished without any effect on the obligations of Guarantor hereunder. No exercise or non-exercise by Lessor of any right hereby given, no dealing by Lessor with Lessee, any other guarantor or other person, and no change, impairment or suspension of any right or remedy of Lessor shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lessor.

3.             Guarantor hereby waives and agrees not to assert or take advantage of the following:

(a)           Any right to require Lessor to proceed against Lessee or any other person or to proceed or exhaust any security held by Lessor at any time or to pursue any other remedy in Lessor’s power before proceeding against Guarantor, including the provisions of Sections 2845 and 2850 of the Civil Code of California;

(b)           Any defense based on the statute of limitations in any action hereunder or in any action for the performance of any obligation hereby guaranteed;

(c)           Any defense that may arise by reason of the incapacity, lack of authority, bankruptcy, death or disability of any other person or persons or the failure of Lessor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons, including the provisions of Section 2810 of the Civil Code of California;

(d)           Any right to receive demands, protests and notices of any kind including, but not limited to, notice of the existence, creation or incurring of any new or additional obligation or of any action or non-action on the part of Lessee, Lessor or any other person;

(e)           Any defense based on an election of remedies including, but not limited to, any action by Lessor which shall destroy or otherwise impair any subrogation right of Guarantor or the right of Guarantor to proceed against Lessee for reimbursement, or both;

(f)            Any duty on the part of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about Lessee, regardless of whether Lessor has reason to believe that such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is

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fully responsible for being and keeping informed of the financial condition of Lessee and of all circumstances bearing on the risk of nonperformance of any obligation hereby guaranteed;

(g)           Any right to receive notice of or to consent to any amendments that may hereafter be made to the Lease, including the provisions of Section 2819 of the Civil Code of California; and

(h)           Any defense based on the fact that Guarantor’s obligations hereunder are larger or more burdensome than that of Lessee’s under the Lease, including the provisions of Section 2809 of the Civil Code of California.

4.             Until all obligations hereby guaranteed shall have been fully performed, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Lessor now has or may hereafter have against Lessee and any benefit of, and any right to participate in, any security now or hereafter held by Lessor, including the provisions of Sections 2847, 2848 and 2849 of the Civil Code of California. Guarantor agrees that nothing contained herein shall prevent Lessor from suing on the Lease or from exercising any rights available to Lessor thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor expressly waives any and all benefits under the second sentence of California Civil Code Section 2822(a). In addition, Guarantor agrees that Lessor (and not Lessee) shall have the right to designate the portion of Lessee’s obligations under the Lease that is satisfied by a partial payment by Lessee.

5.             All existing and future obligations of Lessee to Guarantor, or any person owned in whole or in part by Guarantor, and the right of Guarantor to cause or permit itself or such person to withdraw any capital invested in Lessee are hereby subordinated to all obligations hereby guaranteed, and, without the prior written consent of Lessor, such obligations to Guarantor shall not be performed, and such capital shall not be withdrawn, in whole or in part, while Lessee is in default under the Lease.

6.             Guarantor represents and warrants that all financial statements and other information concerning the financial condition of Guarantor and Lessee, its members or shareholders or any affiliates of Lessee and/or the operation of Lessee or any affiliate of Lessee, are true and correct in all material respects and do not omit any material fact concerning a Guarantor or Lessee, including, but not limited to, its financial condition or the financial condition of its members, shareholders or affiliates, as the case may be. The representations hereinabove set forth shall survive the execution of this Guaranty.

7.             All rights, powers and remedies of Lessor hereunder and under any other agreement now or at any time hereafter in force between Lessor and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lessor at law or in equity. This Guaranty of Lease is in addition to and exclusive of the guarantee of any other guarantor of any obligation of Lessee to Lessor.

8.             The obligations of Guarantor hereunder are independent of the obligations of Lessee under the Lease, and, in the event of any default hereunder or under the Lease, a separate action or actions may be brought and prosecuted against Guarantor, or either of them, whether or not Lessee or any other guarantor is joined therein or a separate action or actions are brought against Lessee. Lessor may maintain successive actions for other defaults. Lessor’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all obligations hereby guaranteed shall have been fully performed.

9.             Guarantor shall pay to Lessor, without demand, reasonable attorneys’ fees and all costs and other expenses which Lessor shall expend or incur in collecting or compromising any obligation hereby guaranteed or in enforcing this Guaranty of Lease against Guarantor, whether or not suit is filed including, but not limited to, attorneys’ fees, costs and other expenses incurred by Lessor in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Guarantor which in any way affects the exercise by Lessor of its rights and remedies hereunder.

10.           Should any one or more provisions of this Guaranty of Lease be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

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11.           This Guaranty of Lease shall inure to the benefit of Lessor and its successors and assigns, and shall bind the heirs, executors, administrators, successors and assigns of Guarantor. This Guaranty of Lease may be assigned by Lessor concurrently with the transfer of title to property covered by the Lease, and, when so assigned, Guarantor shall be liable to the assignees without in any manner affecting the liability of Guarantor hereunder.

12.           Upon full performance of all obligations hereby guaranteed, this Guaranty of Lease shall be of no further force or effect.

13.           No provision of this Guaranty of Lease or right of Lessor hereunder can be waived or modified, nor can Guarantor be released from Guarantor’s obligations hereunder, except by a writing duly executed by Lessor.

14.           When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

15.           If two or more persons or entities are signing this Guaranty Of Lease As Guarantor, then all such persons or entities shall be jointly and severally liable for the obligations of Guarantor hereunder and the unenforceability of this Guaranty or Lessor’s election not to enforce this Guaranty against one (1) or more of the persons and/or entities comprising Guarantor shall not affect the obligations of the remaining persons and/or entities comprising Guarantor or the enforceability of this Guaranty against such remaining persons.

16.           Lessor shall have the right to proceed immediately against Guarantor, or any of them, following any Event of Default by Lessee under the Lease which is the subject of this Guaranty without first proceeding against Lessee and without previous notice to or demand upon either Lessee or any Guarantor. If the Lease terminates and Lessor has any right it can enforce against Lessee after termination which is the subject of this Guaranty, Lessor can enforce these rights against Guarantor, or any of them, without giving previous notice to Lessee or any Guarantor or without making demand on any of them.

17.           To the extent allowed by applicable law, Guarantor waives the right to a jury trial of any cause of action, claim, counterclaim, or cross-complaint in any action, proceeding, or other hearing brought by either Lessor against Lessee or Guarantor, or any of them, or by Lessee or Guarantor against Lessor on any matter arising out of, or in any way connected with, the Lease, this Guaranty, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

18.           Any notice or demand to be given to a party shall be in writing and shall be personally served, or in lieu of personal service, may be given by overnight commercial courier, or by depositing such notice in the United States mail, registered or certified, postage prepaid, addressed at the address listed below the Guarantor’s name at the end of this Guaranty and to Lessor at the following address: 2121 Century Woods Way, Los Angeles, California 90067 with a copy to Leven & Seligman, LLP, 1801 Century Park East, Suite 1460, Los Angeles, California 90067, Attn: Robert Z. Seligman, Esq. Any notice given by overnight commercial courier shall be deemed to have been given on the next business day. Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed to have been given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party(ies) and then on the date of receipt. Any party may, by written notice to the other(s) in the manner aforesaid, change the address to which notices addressed to it shall thereafter be given.

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19.           This Guaranty shall be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Guaranty, Guarantor hereby consents to the jurisdiction of any competent court within the State of California and hereby consents to service of process by any means authorized by California law. This Guaranty shall constitute the entire agreement of Guarantor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lessor unless expressed herein.

July 31, 2012	“GUARANTOR”

/s/ David Zinberg
David Zinberg
	Address:	5102 Pacific Ave
Marina Del Rey, CA 90292
	Telecopier No.:	(310) 280-7337

/s/ Marina Zinberg
Marina Zinberg
	Address:	13700 Marina Pointe Dr. #711
Marina Del Rey, CA 90292
	Telecopier No.:	(310) 614-8200

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